Exhibit 99.1

FOR IMMEDIATE RELEASE	October 15, 2015

	Contact:	Nelli Madden 732-577-9996

UMH Properties, Inc. Prices Public Offering of
8.0% Series B Cumulative Redeemable Preferred Stock

FREEHOLD, N.J.  – October 14, 2015 – UMH Properties, Inc. (NYSE: UMH) (the “Company”) announced the pricing of a registered direct placement of 1,801,200 shares of its 8.0% Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”) at an offering price of $25.00 per share.  The Series B Preferred Stock is a new series of Preferred Stock which will rank on a parity with the Company’s outstanding 8.25% Series A Preferred Stock (the “Series A Preferred Stock”), of which 3,663,800 shares are currently outstanding.  The Company has applied to list the shares of Series B Preferred Stock on The New York Stock Exchange.  The Series B Preferred Stock will have a $25.00 liquidation value per share.

The Company expects to receive proceeds from the offering before expenses of approximately $45.0 million and expects to close the transaction on or about October 20, 2015.  The Company intends to use the proceeds from the offering to purchase additional properties in the ordinary course of business and for general corporate purposes, including possible repayment of indebtedness on a short-term basis.

CSCA Capital Advisors LLC acted as lead placement agent for the transaction.  Weeden & Co. LLP will act as settlement agent for the transaction.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates ninety-five manufactured home communities containing approximately 16,600 developed home sites.  These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, and Michigan.  In addition, the Company owns a portfolio of REIT securities..

The Series B Preferred Stock is being issued pursuant to a prospectus supplement and accompanying prospectus under an effective shelf registration statement filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale or offer to buy these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.  Any offer of the securities will be made only by means of a prospectus, forming part of the effective registration statement, the applicable preliminary prospectus supplement and other related documents.  Copies of the prospectus supplement and accompanying prospectus can be obtained by contacting: CSCA Capital

Advisors LLC, 800 Third Avenue, New York, New York 10022, by phone at 212-446-9177, or by fax at 212-446-9181. You may also obtain a copy of the prospectus and the prospectus supplement and other documents the Company has filed with the Securities and Exchange Commission for free by visiting the Commission’s web site at http://www.sec.gov.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. These risks include, among others, changes in the general economic climate, increased competition in the geographic areas in which the Company operates, changes in government laws and regulations and the ability of the Company to continue to identify, negotiate and acquire properties on terms favorable to the Company. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company’s SEC filings, including, but not limited to, Item 1A. Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Copies of each filing may be obtained from the Company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. Except as otherwise required by applicable securities law, the Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

SOURCE UMH Properties, Inc.